                                                                    EXHIBIT 99.1

                                                  IR CONTACT:
                                                  David Waldman/Jody Burfening
                                                  Lippert/Heilshorn & Associates
                                                  dwaldman@lhai.com
                                                  (212) 838-3777

           GLOBALOPTIONS GROUP, INC. ANNOUNCES SECOND QUARTER RESULTS
   COMPLETES ACQUISITION OF CBR AND EXPANDS PRESENCE TO 10 OFFICES NATIONWIDE

NEW YORK - AUGUST 15, 2005 - GLOBALOPTIONS GROUP, INC. (OTCBB:  GLOI), a leading provider of domestic and international risk mitigation services, today announced unaudited results for the second quarter and six months ended June 30, 2005. The company also  announced that it has completed its  acquisition  of  Confidential
Business Resources,  Inc. (CBR). Global Options,  with the completion of the CBR acquisition,  now has more than 60 licensed investigators,  and operates from 10 offices nationwide, including: Anaheim, Chicago, Dallas, Detroit, Nashville, New
York, Orlando, Philadelphia, Sacramento, and Washington D.C.

"During the second  quarter,  we achieved a number of important steps toward our goal of becoming the leading  integrated  risk  mitigation  company and dominant
brand  within  the  highly  fragmented   multi-billion  dollar  risk  mitigation
industry,"  stated Dr.  Harvey W.  Schiller,  chairman of  GlobalOptions.  "Most
recently,  we  acquired  CBR,  which  specializes  in  intelligence   gathering,
surveillance  and  investigation   services,  and  complements  the  other  risk
mitigation services we currently provide. As a result, we now offer much greater depth through our comprehensive  suite of services  including:  Investigations &
Litigation Support; Risk Management & Security; and Crisis Management."

Dr. Schiller  concluded,  "With this strong foundation in place, we have already identified  additional  acquisition  targets  to  further  enhance  our  service offering  and expand our  geographic  presence,  which will help us achieve  our revenue  target of at least $100  million  within  the next 18 to 24 months.  As companies are acquired,  we plan to eliminate  redundant  costs and  consolidate back-office  responsibilities,  which will free  management to focus on customer addition and  retention.  With the  heightened  security  threats  facing global corporations,  governments,  and high  profile  individuals  around  the  world,
GlobalOptions  is well  positioned  as a  one-stop-solution  to meet the growing global demand for domestic and international risk mitigation services."

Preliminary  results  for the second  quarter of fiscal  2005 for  GlobalOptions reflects  revenues  of $1.2  million as  compared  to $1.2  million for the same period in fiscal 2004.  Net loss  attributable  to common  stockholders  for the second  quarter of fiscal 2005 was $1.2  million or a basic and diluted net loss attributable to common  stockholders  per share of $0.34.  This is compared to a net loss  attributable to common  stockholders  for the second quarter of fiscal
2004 of  $310,000,  or a basic  and  diluted  net loss  attributable  to  common stockholders  per share of $0.11. Had the acquisition of CBR occurred on January
1, 2005,  total  revenue for the second  quarter of fiscal 2005 for the combined companies would have been approximately $3.7 million.

Preliminary  results for the six months  ended June 30,  2005 for  GlobalOptions reflects  revenues  of $2.3  million as  compared  to $2.6  million for the same period in fiscal 2004. Net loss attributable to common  stockholders for the six months  ended June 30,  2005 was $1.8  million or a basic and  diluted  net loss attributable to common  stockholders  per share of $0.57.  This is compared to a net loss  attributable to common  stockholders for the six months ended June 30,
2004 of  $499,000,  or a basic  and  diluted  net loss  attributable  to  common stockholders  per share of $0.18. Had the acquisition of CBR occurred on January
1, 2005,  total  revenue for the six months ended June 30, 2005 for the combined companies would have been approximately $7.3 million.

Cascadia  Capital  served  as  a  financial  advisor  to  GlobalOptions  in  its acquisition of Confidential Business Resources, Inc.

ABOUT GLOBALOPTIONS GROUP, INC.
GlobalOptions  Group,  with main  offices  in New York and  Washington  DC, is a provider of high-end  risk  mitigation  services to Fortune  1000  corporations, governmental  organizations and high-profile  individuals  throughout the world.
GlobalOptions'  risk mitigation  services  currently include risk management and security,  investigations and litigation support,  and crisis management.  These engagements take  GlobalOptions  staff around the world and are typically highly sensitive  engagements where GlobalOptions is interacting with senior leaders in corporations  and  governments.  Its overall  mission is to identify,  evaluate, assess,  prevent and correct issues that may threaten  people,  organizations or strategic initiatives for corporations or governments.

STATEMENTS IN THIS PRESS RELEASE  REGARDING THE COMPANY'S  BUSINESS THAT ARE NOT
HISTORICAL  FACTS  ARE  "FORWARD-LOOKING  STATEMENTS"  THAT  INVOLVE  RISKS  AND
UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE
ON SUCH  FORWARD-LOOKING  STATEMENTS,  WHICH STATEMENTS ARE MADE PURSUANT TO THE
PRIVATE SECURITIES  LITIGATION REFORM ACT OF 1994, AND AS SUCH, SPEAK ONLY AS OF
THE DATE  MADE.  TO THE  EXTENT  THE  CONTENT  OF THIS  PRESS  RELEASE  INCLUDES
FORWARD-LOOKING   STATEMENTS,  THEY  INVOLVE  VARIOUS  RISKS  AND  UNCERTAINTIES
INCLUDING THE  SUCCESSFUL  INTEGRATION  OF THE BUSINESS OF CBR AND THE CONTINUED
SUCCESSFUL IMPLEMENTATION OF THE COMPANY'S BUSINESS STRATEGY.

CERTAIN OF THESE RISKS AND UNCERTAINTIES  WILL BE DESCRIBED IN GREATER DETAIL IN
GLOBALOPTIONS'   FILINGS   WITH  THE   SECURITIES   AND   EXCHANGE   COMMISSION.
GLOBALOPTIONS  IS UNDER  NO  OBLIGATION  TO (AND  EXPRESSLY  DISCLAIMS  ANY SUCH
OBLIGATION  TO)  UPDATE OR ALTER ITS  FORWARD-LOOKING  STATEMENTS  WHETHER  AS A
RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.